Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form F-3 of our report dated March 25, 2022, relating to the financial statements of Frazier Lifesciences Acquisition Corporation appearing in its Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
December 7, 2023